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                                                                    EXHIBIT 23.1

                           CONSENT OF BDO SEIDMAN, LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

MULTIMEDIA GAMES, INC.
AUSTIN, TEXAS

We hereby consent to the incorporation by reference in the registration statements of Multimedia Games, Inc., on Form S-8 (File No. 333-23123, and File No. 333-51072) and Form S-3 (File No. 333-30721 and File No. 333-64128) of our
report dated November 16, 2001, relating to the consolidated financial statements and schedule of Multimedia Games, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2001.


BDO Seidman, LLP

Houston, Texas
December 21, 2001